Exhibit 10.1

THIRD AMENDMENT TO

TALMER BANCORP INC. (FORMERLY FIRST MICHIGAN BANCORP, INC.)

EQUITY INCENTIVE PLAN

March 26, 2014

THIS THIRD AMENDMENT (this “Amendment”) to the Equity Incentive Plan (the “Plan”) of Talmer Bancorp, Inc. (formerly First Michigan Bancorp., Inc.), a Delaware corporation (the “Company”), is effective as of March 26, 2014. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Plan.

RECITALS:

The Plan has been approved and adopted by the board of directors (the “Board”) and shareholders of the Company.

Pursuant to Section 11.01 of the Plan, the Board has adopted this Amendment to the Plan as of the date hereof.

AMENDMENTS:

The Plan is hereby amended as follows:

1.              The name of the Plan is hereby amended to be the “Talmer Bancorp, Inc. Equity Incentive Plan.”

2.              Section 2.21 of the Plan is hereby deleted and replaced with the following:

2.21                        Shares mean shares of the Company’s Class A Voting Common Stock, $1.00 par value per share.

3.              Section 4.01 of the Plan is hereby deleted and replaced with the following:

4.01                        Shares Issuable. Shares to be issued under the Plan may be authorized and unissued Shares or issued Shares which have been reacquired by the Company. Except as provided in Section 4.03, the Awards granted to any Participant and to all Participants in the aggregate under the Plan shall be limited so that the sum of Shares that may be issued or issuable pursuant to such Awards and/or represented by such Awards shall not exceed Nine Million Seven Hundred Ninety Four Thousand Seven Hundred Forty Five (9,794,745) Shares.

4.              After the date of this Amendment, all references in the Plan to the “Plan” shall mean the Plan, as amended by this Amendment.

5.              The Plan and this Amendment, together, set forth the entire agreement and understanding of the parties to them and supersede all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter. Except as expressly modified by the terms and conditions of this Amendment, the terms and conditions of the Plan shall remain in full force and effect.  In the event of any inconsistency or conflict between this Amendment and the provisions of the Plan, the provisions of this Amendment shall govern and control.